Exhibit 4.4
     THIRD SUPPLEMENTAL INDENTURE, dated as of May 20, 2010 (this “Third Supplemental Indenture”) among MARINER ENERGY, INC., a Delaware corporation (the “Company”), the GUARANTORS (as defined in the Indenture referred to herein) and WELLS FARGO BANK, N. A., as trustee under the Indenture referred to herein (in such capacity, the “Trustee”).
RECITALS
     WHEREAS, the Company, the Guarantors and the Trustee are parties to an Indenture, dated as of June 10, 2009 (the “Base Indenture”), as supplemented by the First Supplemental Indenture thereto dated as of June 10, 2009 (the “First Supplemental Indenture”), as further supplemented by the Second Supplemental Indenture thereto dated as of February 10, 2010 (the “Second Supplemental Indenture”), providing for the issuance of the Company’s 11 3/4% Senior Notes due 2016 (the “Notes”) (such Base Indenture, as amended and supplemented from time to time (including without limitation pursuant to the First Supplemental Indenture, the Second Supplemental Indenture and this Third Supplemental Indenture), being referred to herein as the “Indenture”); and
     WHEREAS, clause (6) of Section 9.01 of the First Supplemental Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture (including the First Supplemental Indenture) without notice to or consent of any Holder (as defined in the Indenture) in order to conform the text of the First Supplemental Indenture to any provision of the “Description of Senior Notes” contained in the Prospectus (as defined in the Indenture) relating to the Notes; and
     WHEREAS, the Company, the Guarantors and the Trustee wish to amend Section 3.01(d) of the First Supplemental Indenture in order to conform said Section to the corresponding provision of the “Description of Senior Notes” contained in the Prospectus; and
     WHEREAS, pursuant to Section 9.01 of the First Supplemental Indenture, the Trustee is authorized to execute and deliver this Third Supplemental Indenture; and
     WHEREAS, the execution and delivery of this Third Supplemental Indenture has been duly authorized by the parties hereto, and all other acts necessary to make this Third Supplemental Indenture a valid and binding supplement to the Indenture effectively amending the Indenture as set forth herein have been duly taken; and
     NOW, THEREFORE, in consideration of the premises, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:
ARTICLE 1
Relation to Indenture; Definitions
     SECTION 1.01. Relation to Indenture.
     With respect to the Notes, this Third Supplemental Indenture constitutes an integral part of the Indenture.
     SECTION 1.02. Definitions.
     For all purposes of this Third Supplemental Indenture, except as otherwise expressly provided herein, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Indenture.

     SECTION 1.03. General References.
     All references in this Third Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Third Supplemental Indenture; and the terms “herein,” “hereo,f” “hereunder” and any other word of similar import refers to this Third Supplemental Indenture.
ARTICLE 2
Amendment
     SECTION 2.01. Amendment to Section 3.01(d) of First Supplemental Indenture..
     Section 3.01(d) of the First Supplemental Indenture is hereby amended by deleting therefrom the words “(including any Additional Notes) issued after the Issue Date” and inserting “(including any Additional Notes issued after the Issue Date)” in lieu thereof.
ARTICLE 3
Miscellaneous
     SECTION 3.01. Certain Trustee Matters.
     The recitals contained herein shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness.
     The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture or the proper authorization or due execution thereof by the Company or the Guarantors.
     SECTION 3.02. Continued Effect.
     Except as expressly supplemented and amended by this Third Supplemental Indenture, the Indenture (as supplemented and amended to date) shall continue in full force and effect in accordance with the provisions thereof, and the Indenture (as so supplemented and amended, and as further supplemented and amended by this Third Supplemental Indenture) is in all respects hereby ratified and confirmed. This Third Supplemental Indenture and all its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.
     SECTION 3.03. Governing Law.
     This Third Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
     SECTION 3.04. Counterparts.
     This instrument may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
(Signature Pages Follow)

     IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed and delivered, all as of the day and year first above written.

COMPANY: MARINER ENERGY, INC.
By:	/s/ Jesus G. Melendrez
Jesus G. Melendrez,
Senior Vice President, Chief Commercial Officer, Acting Chief Financial Officer and Treasurer

GUARANTORS: MARINER LP LLC
By:	Mariner Energy, Inc., its sole member

By:	/s/ Jesus G. Melendrez
Jesus G. Melendrez,
Senior Vice President, Chief Commercial Officer, Acting Chief Financial Officer and Treasurer

MARINER ENERGY RESOURCES, INC.
By:	/s/ Jesus G. Melendrez
Jesus G. Melendrez,
Senior Vice President, Chief Commercial Officer, Acting Chief Financial Officer and Treasurer

MC BELTWAY 8 LLC
By:	Mariner Energy, Inc., as its Manager

By:	/s/ Jesus G. Melendrez
Jesus G. Melendrez,
Senior Vice President, Chief Commercial Officer, Acting Chief Financial Officer and Treasurer

MARINER GULF OF MEXICO LLC
By:	Mariner Energy, Inc., its sole member

By:	/s/ Jesus G. Melendrez
Jesus G. Melendrez,
Senior Vice President, Chief Commercial Officer, Acting Chief Financial Officer and Treasurer

SIGNATURE PAGE TO THIRD SUPPLEMENTAL INDENTURE

EDGE PETROLEUM EXPLORATION COMPANY
By:	/s/ Jesus G. Melendrez
Jesus G. Melendrez,
Senior Vice President, Chief Commercial Officer, Acting Chief Financial Officer and Treasurer

MILLER EXPLORATION COMPANY
By:	/s/ Jesus G. Melendrez
Jesus G. Melendrez,
Senior Vice President, Chief Commercial Officer, Acting Chief Financial Officer and Treasurer

EDGE PETROLEUM OPERATING COMPANY, INC.
By:	/s/ Jesus G. Melendrez
Jesus G. Melendrez,
Senior Vice President, Chief Commercial Officer, Acting Chief Financial Officer and Treasurer

EDGE PETROLEUM PRODUCTION COMPANY
By:	/s/ Jesus G. Melendrez
Jesus G. Melendrez,
Senior Vice President, Chief Commercial Officer, Acting Chief Financial Officer and Treasurer

MILLER OIL CORPORATION
By:	/s/ Jesus G. Melendrez
Jesus G. Melendrez,
Senior Vice President, Chief Commercial Officer, Acting Chief Financial Officer and Treasurer

TRUSTEE: WELLS FARGO BANK, N. A., as Trustee
By:	/s/ Patrick Giordano
Authorized Signatory

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